UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________


FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 16, 2004



KENTUCKY BANCSHARES, INC.
 (Exact Name of Registrant as specified in Charter)


   Kentucky                 33-96358                61-0993464
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)           Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                     40362-0157
(Address of principal executive offices)          (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)



INFORMATION TO BE INCLUDED IN THE REPORT

The purpose of this Amendment No. 1 to the Current Report on Form 8-K dated November 16, 2004, is to include the last sentence of Item 5.02(b) relating to Mr. Stamler which was mistakenly omitted in the EDGAR transmission to the Commission on November 22, 2004.

Item 5.02 Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.
(a)	Not applicable
(b)	As previously disclosed in a Form 8-K dated September
14, 2004, in conjunction with its regularly scheduled meeting on September 14, 2004, the Board of Directors of Kentucky Bank (the "Bank") announced plans for the Bank's president, Louis
Prichard, to assume the additional role of chief executive
officer, effective January 1, 2005. The Bank's current chief executive officer, Buckner Woodford, will remain as Chairman of the Board of the Bank.  The Bank is the Registrant's sole
operating subsidiary.
On November 16, 2004, in conjunction with its regularly
scheduled meeting, the Board of Directors of Kentucky
Bancshares, Inc. (the "Registrant") announced plans for the
Bank's president, Louis Prichard, to assume the roles of
president and chief executive officer of the Registrant,
effective January 1, 2005. The Registrant's current chief executive officer, Buckner Woodford, will become Chairman of the Board of the Registrant, effective January 1, 2005. Dr. James
L. Ferrell, the current Chairman of the Board of the Registrant, will retire from the Registrant's Board effective January 1,
2005, but will remain on the Board of Directors of the Bank. In addition, William R. Stamler will also retire from the
Registrant's Board of Directors effective January 1, 2005.
(c)(1) 	See Item 5.02(b) above.
	(2)	Louis Prichard, age 50, has served as president and
chief operating officer of the Bank since 2003. He has been a director of the Bank and the Registrant since 2003. From 1983 to 2003, Mr. Prichard was employed by Farmers National Bank of Danville, serving as its chairman and chief executive officer since 1997.  Mr. Prichard serves the Bank and the Registrant at the pleasure of their respective Board of Directors.
	(3)	Mr. Prichard does not have an employment agreement
with either the Bank or the Registrant.
(d)	Not applicable
EXHIBIT INDEX
Item No.       Description
99.1 Press Release dated November 17, 2004, announcing changes described herein, contained in initial
Form 8-K filed on November 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              KENTUCKY BANCSHARES, INC.

Date:  January 13, 2005        By  /s/ Gregory J. Dawson
Gregory J. Dawson, C.F.O.












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